Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-27
*CUSIP:   21988G650  Class  A-1
          21988GAZ9  Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2005.

INTEREST ACCOUNT
----------------

Balance as of   October 15, 2004.....                                $0.00
      Scheduled Income received on securities.....           $1,687,500.00
      Unscheduled Income received on securities.....                 $0.00

LESS:
      Distribution to Class A-1 Holders.....                -$1,687,499.16
      Distribution to Class A-2 Holders.....                        -$0.00
      Distribution to Depositor.....                                -$0.00
      Distribution to Trustee.....                                  -$0.84
Balance as of  April 15, 2005.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  October 15, 2004.....                                 $0.00
      Scheduled Principal received on securities.....                $0.00

LESS:
      Distribution to Holders.....                                  -$0.00
Balance as of  April 15, 2005.....                                   $0.00


            UNDERLYING SECURITIES HELD AS OF April 15, 2005

       Principal
         Amount                       Title of Security
       ---------                      -----------------
        $45,000,000     Royal Caribbean Cruises Ltd. 7.50% Senior
                        Debentures due October 15, 2027
                       *CUSIP:  780153AG7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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